Exhibit 4.1

OWENS-ILLINOIS, INC.,

Issuer

AND

OWENS-ILLINOIS GROUP, INC.

OWENS-BROCKWAY PACKAGING, INC.,

The Guaranteeing Subsidiaries

AND

THE BANK OF NEW YORK,

as Trustee

Second Supplemental Indenture

Dated as of December 1, 2004

Supplemental Indenture to the Indenture
dated as of May 20, 1998, as amended,
and supplemented as of June 26, 2001
with respect to the
7.15% Senior Notes due 2005

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of December 1, 2004 among Owens-Illinois, Inc. (or its permitted successor), a Delaware corporation (the “Company”), Owens-Illinois Group, Inc., a Delaware corporation (“Group”), and Owens-Brockway Packaging, Inc., a Delaware corporation (“Packaging”) (each of Group and Packaging, a “Guaranteeing Subsidiary”), subsidiaries of the Company, and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of May 20, 1998, as amended or supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company issued $350,000,000 principal amount of 7.15% Senior Notes due 2005 (the “Notes”), which is a separate series of Securities under the Indenture;

WHEREAS, the Company is making a tender offer (the “Tender Offer”) to purchase the Notes for cash;

WHEREAS, the Company has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Second Supplemental Indenture (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee, with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may amend or supplement certain provisions of the Indenture with respect to the Notes;

WHEREAS, the Holders of not less than a majority in principal amount of the outstanding Notes have consented to the Amendments; and

WHEREAS, this Second Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3 hereof are satisfied.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.                            Definitions.  For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)                                 capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.                            Amendments.  The Indenture is hereby amended with respect to the Notes as follows:

(1)                                  Section 4.03 of the Indenture is hereby amended to state, in its entirety, the following: “Section 4.03.  Commission Reports.  The Company shall comply with the provisions of TIA Section 314(a).”

(2)                                  Section 4.04 of the Indenture is hereby amended to state, in its entirety, the following: “Section 4.04.  Compliance Certificate.  The Company shall comply with the provisions of TIA Section 314(a).”

(3)                                  Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 4.05.  INTENTIONALLY OMITTED.”

(4)                                  Section 4.06 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 4.06.  INTENTIONALLY OMITTED.”

(5)                                  Section 4.08 of the Indenture as set forth in the Officers’ Certificate with respect to the Notes dated May 20, 1998 is hereby eliminated in its entirety and replaced with the words:  “Section 4.08.  INTENTIONALLY OMITTED.”

(6)                                  Section 4.09 of the Indenture as set forth in the Officers’ Certificate with respect to the Notes dated May 20, 1998 is hereby eliminated in its entirety and replaced with the words:  “Section 4.09.  INTENTIONALLY OMITTED.”

(7)                                  Section 4.10 of the Indenture as set forth in the Officers’ Certificate with respect to the Notes dated May 20, 1998 is hereby eliminated in its entirety and replaced with the words:  “Section 4.10.  INTENTIONALLY OMITTED.”

(8)                                  Section 4.11 of the Indenture as set forth in the Officers’ Certificate with respect to the Notes dated May 20, 1998 is hereby eliminated in its entirety and replaced with the words:  “Section 4.11.  INTENTIONALLY OMITTED.”

(9)                                  Section 5.01 of the Indenture is hereby eliminated in its entirety and replaced with the words:  “Section 5.01.  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

(1)                                  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; and

(2)                                  the Person formed by or assuming any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture.

Notwithstanding Section 5.01 of the Indenture, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.”

(10)                            Section 6.01 of the Indenture is hereby amended to delete the text in subsections 6.01(4), 6.01(5), and 6.01(6) and to replace the text thereof with the text “INTENTIONALLY OMITTED.”

SECTION 3.                            Effectiveness.  This Second Supplemental Indenture supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof.  Except as supplemented hereby, the Indenture shall continue in full force and effect.

The Amendments effected by this Second Supplemental Indenture shall take effect on the date hereof; provided that each of the following conditions shall have been satisfied:

(a)                                  each of the parties hereto shall have executed and delivered this Second Supplemental Indenture;

(b)                                 the Company shall have received written consent to these Amendments from the Holders of at least a majority in principal amount of the then outstanding Notes; and

(c)                                  the Company has accepted for purchase and has purchased the Notes that are tendered and not withdrawn pursuant to the Tender Offer in an amount representing not less than a majority in principal amount of the then outstanding Notes.

SECTION 4.                            NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.                            The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries.

SECTION 6.                            Successors and Assigns.  All agreements of the Company and the Guaranteeing Subsidiaries in this Second Supplemental Indenture shall bind their respective successors and assigns.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

SECTION 7.                            Separability.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.                            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.                            Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

OWENS-ILLINOIS, INC.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Senior Vice President

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President

OWENS-BROCKWAY PACKAGING, INC.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Van K. Brown
Authorized Signatory